UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 8, 2006
SUN NEW MEDIA INC.
(Exact name of Company as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Company’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On November 8, 2006, the management and the Audit Committee of the Board of Directors Sun New Media, Inc. (the “Company”) were appraised by Grant Thornton Hong Kong, the Company’s new registered independent public accounting firm, of certain concerns regarding the Company’s previously issued financial statements. The issues identified principally relate to the following:
•	Accounting for business combinations, where historically the Company recorded the cost of the transactions using the fair market value of the acquired assets and now will restate financial statements to reflect use of the quoted stock market price in accordance with the purchase price method under Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations. Substantially all of the Company’s acquisitions have been paid using consideration in the form of the Company’s stock. In addition, under SFAS No. 141, the Company will be reviewing whether such acquisitions were accounted for in the proper period.

•	Expensing of stock based compensation, where historically the Company recorded expenses for stock based compensation that had been anticipated to be granted in a future period, but not yet granted. The Company will reverse this accrual.

•	The Company will need to adjust the allocation of the interest expense associated with the beneficial conversion feature and the attached warrants of the Company’s convertible debt.
          At this point, the Company is unable to determine the range of the potential financial statement adjustments. However, management and the Audit Committee have concluded that the Company will need to restate its consolidated financial statements for the periods and quarters ended June 30 and March 31, 2006 and December 31, 2005. As a result, management and the Audit Committee have concluded that the Company’s previously issued financial statements should no longer be relied upon. Management and the Audit Committee has discussed this matter with the Company’s registered independent public accounting firm.
          Given the time required for these matters to be reviewed, the Company does not expect to be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 on a timely basis. The Company intends to become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the review of the issues that have been raised and the finalization of any required restated financial statements.
          Independent of the financial statement restatement issues, when announced, the Company’s reported results will not meet the guidance previously provided by the Company. The Company expects to discuss second quarter 2007 financial performance upon the completion of the above restatements, and has stated that it no longer expects to achieve previously provided financial guidance of $44-$53 million in revenue and $30-$36 million in net profit for the fiscal year 2007.
          The Company issued a press release concerning this matter on November 13, 2006, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on November 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 13, 2006

SUN NEW MEDIA INC.
By:	/s/ Thomas A. Schuler
Thomas A. Schuler, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 13, 2006.